Exhibit 99.1

[LOGO OF BOSTON ACOUSTICS APPEARS HERE]

FOR IMMEDIATE RELEASE

Contact: Boston Acoustics, Inc.
978-538-5000
                                                                                                                                                                                        Moses Gabbay
                                                                                                                                                                                        Moses@bostona.com

Announcement from Boston Acoustics, Inc.

Peabody, Massachusetts, January 10, 2003 — Boston Acoustics, Inc. (NASDAQ-BOSA) today announced that one of its retail dealers which accounts for less than 10 percent of the Company’s consolidated net sales has notified the Company they will no longer carry the Company’s Home line of loudspeaker products.

CEO Moses Gabbay, stated “Although we are disappointed by this development, we remain confident that our remaining distribution network is strong.”

Boston Acoustics, Inc. provides audio solutions for home entertainment, automobiles and personal computers. Founded in 1979, Boston Acoustics is located in Peabody, Massachusetts.

Certain statements in this press release contain certain forward-looking statements concerning Boston Acoustics’ operations, economic performance and financial condition. Such forward-looking statements are based on a number of assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Boston Acoustics to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause such differences include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2002. The words “believe,” “expect,” “anticipate,” “intend,” and “plan” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.

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